EXHIBIT 11

                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                          COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)



                                            Three months ended September 30,      Nine months ended September30,
                                            --------------------------------      ------------------------------
                                                2004                2003                2004                    2003
                                                ----                ----                ----                    ----
       Basic earnings:

       Net income(loss)                   $       10,859      $      (345,792)    $       (247,467)      $     (1,170,438)
                                          ==============      ===============     ================       ================
       Basic income (loss) per share
                                          $         0.00      $         (0.01)    $          (0.01)      $          (0.04)
                                          ==============      ===============     ================       ================
       Shares:
       Weighted common shares
       outstanding                            30,509,700           30,429,491           30,509,700             26,491,762
                                          ==============      ===============     ================       ----------------

       Dilutive effect of stock
       options and warrants                    4,289,797              -                   -                      -
                                          --------------      ---------------     ----------------       ----------------
       Diluted common shares
       outstanding                            34,799,497           30,429,491           30,509,700             26,491,762
                                          ==============      ===============     ================       ----------------
       Basic and diluted income(loss)
       per share                          $         0.00      $        (0.01)     $          (0.01)      $          (0.04)
                                          ==============      ===============     ================       ================